EXHIBIT 15

May 18, 2009

Comstock Resources, Inc.
5300 Town & Country Boulevard
Suite 500
Frisco, Texas 75034

Shareholders and Board of Directors
Comstock Resources, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 filed on May 19, 2009) of Comstock Resources, Inc. of our report dated May 5, 2009 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2009.

/s/ Ernst & Young LLP

Dallas, Texas